UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2014

___________________

LIVINGVENTURES, INC.

(Exact name of registrant as specified in Charter)

Florida	000-52918	90-0866368
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

9681 Gladiolus Drive - Suite 211

Fort Myers, FL 33908

 (Address of Principal Executive Offices)

(239) 437-0022

(Issuer Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02

Unregistered Sales of Equity Securities.

On March 31, 2014, LivingVentures, Inc. (the “Company”) agreed with the holders of promissory notes with an aggregate principal amount outstanding of approximately $1,116,728 to convert the promissory notes into an aggregate of 111,673 shares of the Company’s newly created Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”).  For additional information about the terms and conditions of the Series A Preferred Stock, see Item 3.03 below, which is incorporated herein by reference.  The shares of Series A Preferred Stock were sold to pursuant to an exemption from the registration requirements under Section 4(2) and Regulation S of the Securities Act of 1933, as amended.

Item 3.03

Material Modification to Rights of Security Holders.

On March 31, 2014, the Company filed with the State of Florida an Amendment to the Company’s Articles of Incorporation, as amended, designating the preferences, rights and limitations of 111,673 shares of the Company’s newly created Series A Preferred Stock (authorized 1,000,000 shares, par value of $0.001). A copy of the Amendment to the Company’s Articles of Incorporation is filed as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference.

The Series A Preferred Stock pays a 2% annual dividend and will have a liquidation preference of $10.00 per share.  Holders of the Series A Preferred Stock do not have voting rights. Each holder of the Series A Preferred Stock has the right to exercise a put option following March 31, 2019, pursuant to which such holder’s shares will be purchased at a purchase price equal to $10.00 per share, plus the accrued but unpaid 2% annual dividend.  The Company has the right at any time to redeem such shares of Series A Preferred Stock at a purchase price equal to $10.00 per share, plus the accrued but unpaid 2% annual dividend.

With respect to the payment of dividends and amounts upon liquidation, the Series A Preferred Stock will rank senior to the Company’s common stock.   In the event of the Company’s liquidation, dissolution or winding up, the holders of the Series A Preferred Stock are entitled to be paid out of the Company’s assets legally available for distribution to its shareholders a liquidating distribution in cash or property equal to a liquidation preference of $10.00 per share, plus an amount equal to any accrued and unpaid dividends to the date of payment, before any distribution of assets is made to holders of the Company’s common stock.

Item 5.03

Amendments to Articles of Incorporation or Bylaws.

On March 31, 2014, the Company filed an Amendment to the Company’s Articles of Incorporation, as amended, designating the preferences, rights and limitations of 111,673 shares of Series A Preferred Stock. For additional information about the terms and conditions of the Series A Preferred Stock, see Item 3.03 above which is incorporated herein by reference and the Series A Preferred Stock Amendment, which is filed as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01(d)

Financial Statements and Exhibits

Exhibit 3.1    Amendment to the Company’s Articles of Incorporation designating the preferences, rights and limitations of the Series A Preferred Stock, effective March 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report be signed on its behalf by the undersigned hereunto duly authorized.

LIVINGVENTURES, INC.

By:	/s/ C. Geoffrey Hampson
C. Geoffrey Hampson
Executive Chairman Date: March 31, 2014

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